UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BIOLOGIX HAIR INC.
(Exact name of registrant as specified in its charter)

Nevada	27-4588540
State or jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

82 Avenue Road, Toronto, Ontario, Canada, M5R 2H2	M5R 2H2
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: (if applicable) 333-173359

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the registrant's securities contained in the Registrant's Current Report on Form 8-K, filed with the commission under File No. 333-173359 on January 14, 2013 is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on April 7, 2011).
3.2	Certificate of Amendment filed on December 5, 2012 (incorporated by reference to our Current Report on Form 8-K filed on December 5, 2012.)
3.3	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on April 7, 2011).
4.1	Instrument Defining the Right of Holders – Form of Share Certificate (incorporated by reference to our Registration Statement on Form S-1 filed on April 7, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOLOGIX HAIR INC.

Date:  January 22, 2013

/s/ Ronald Holland
Ronald Holland
President and Director